UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

WARRIOR MET COAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38061	81-0706839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16243 Highway 216
Brookwood, Alabama	35444
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (205) 554-6150

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HCC	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Warrior Met Coal, Inc. (the “Company,” "we," "us" or "our"), is filing this Current Report on Form 8-K as the Company intends on filing a Registration Statement on Form S-3 and due to the segment reporting changes described in its Form 10-Q for the quarterly period ended June 30, 2025, is recasting certain previously reported amounts contained in its Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) and its Quarterly Report on From 10-Q for the quarter ended March 31, 2025 ("2025 Form 10-Q").

In our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the Company disclosed changes to the composition of our segments. Following the commencement of revenue-generating activities for the Blue Creek mine during the three months ended June 30, 2025, the manner in which the Company's chief operating decision maker ("CODM"), the Chief Executive Officer, measures financial performance and allocates resources changed. The Company reassessed its segment reporting and determined that it continues to have one reportable segment identified as Mining which consists of Mine No. 4, Mine No.7 and the Blue Creek mine. The Company recast prior period information related to the change in segments, however, there were no revenues or cost of sales associated with the Blue Creek mine.

The rules of the Securities and Exchange Commission require that when a registrant prepares, on or after the date a registrant reports an accounting change such as the segment changes noted above, a new registration, proxy, or information statement (or amends a previously filed registration, proxy, or information statement) that includes or incorporates by reference financial statements, the registrant must recast the prior period financial statements included or incorporated by reference in the registration, proxy, or information statement to reflect these types of changes. Accordingly, the Company is filing this Form 8-K to recast certain footnotes to our consolidated financial statements (i) as of December 31, 2024 and December 31, 2023 and for each of the three years in the period ended December 31, 2024 presented in the 2024 Form 10-K, and (ii) as of March 31, 2025 and the quarters ended March 31, 2025 and March 31, 2024 presented in the 2025 Form 10-Q to reflect the changes in segment reporting as described above. The updates do not represent a restatement of previously issued financial statements. The recast information of the items contained in the 2024 Form 10-K and 2025 Form 10-Q are presented in Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K, which is incorporated herein by reference.

The information included in this Form 8-K is presented for informational purposes only in connection with the segment reporting changes described above and does not amend or restate our audited and reviewed consolidated financial statements, which were included in our 2024 Form 10-K and 2025 Form 10-Q, respectively. This Form 8-K does not reflect events occurring after we filed our 2024 Form 10-K or 2025 Form 10-Q and does not modify or update the disclosures therein in any way, other than to illustrate the impact of the segment changes as described above. Exhibit 99.1 and 99.2 should be read in conjunction with the 2024 Form 10-K and 2025 Form 10-Q. For developments subsequent to the filings of the 2024 Form 10-K and 2025 Form 10-Q, refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

23.1	Consent of Ernst & Young LLP.

99.1

Financial statements and related footnotes from Warrior Met Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024, retrospectively revised solely to reflect certain recast segment information.

99.2

Financial statements and related footnotes from Warrior Met Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, retrospectively revised solely to reflect certain recast segment information.

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warrior Met Coal, Inc.

Date: September 26, 2025	By:	/s/ Dale W. Boyles
Dale W. Boyles
Chief Financial Officer